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                                                              EXHIBIT 23.1



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS [/R]

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

                                          Arthur Andersen LLP

July 6, 1999

San Francisco, California